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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
CLINTON, CONNECTICUT, MAY 8, 2002

CONNECTICUT WATER SERVICE, INC., (NASDAQ:CTWS Connecticut Water Service, Inc., New England's largest domestically based investor owned water company, serving approximately 285,000 people in 40 towns in Connecticut and Massachusetts, announced first quarter 2002 net income applicable to common shareholders of $1,544,000, or $.20 a share, compared to net income of $2,275,000, or $.30 a share for the same period last year. First quarter 2001 earnings included $1,117,000 or $.15 per share resulting from a land donation. In addition, first quarter 2001 results included a one-time charge of $320,000 or $.04 per share associated with costs of completing its acquisition of Barnstable Holding Corporation in February, 2001. Absent these two non-operational transactions, first quarter 2002 earnings were $66,000, or $.01 per share higher than the same period in 2001.

         Mr. Marshall T. Chiaraluce, the Company's Chairman, President and Chief Executive Officer, stated, "Our earnings for the first quarter were right on budget. Land transactions planned for later in 2002 and the continued growth in non-water sales earnings combined with our consistent utility operating financial performance bodes well for 2002."

         Mr. Chiaraluce also announced that the Company's Board of Directors approved a quarterly common stock dividend of $.20222 per share to common shareholders of record as of June 3, 2002 together with the regular quarterly dividends payable to holders of the Company's preferred stock.

                                                       # # #
News media contact:
                    David C. Benoit, Vice President - Finance
                         Connecticut Water Service, Inc.
                   93 West Main Street, Clinton, CT 06413-1600
                            (860) 669-8630 Ext. 3030

This press release may contain certain forward looking statements regarding the Company's results of operations and financial position. These forward looking statements are based on current information and expectations, and are subject to risks and uncertainties, which could cause the Company's actual results to differ materially from expected results.

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                 CONNECTICUT WATER SERVICE, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

                                                           Three Months Ended       Twelve Months Ended
                                                                 March 31                March 31
(In thousands except per share amounts)                   2002          2001       2002           2001
-------------------------------------------------------------------------------------------------------
Operating Revenues                                      $10,284      $10,228      $45,448      $44,000
Utility Operating Income                                $ 2,499      $ 2,465      $11,348      $11,480
Gain on Property Transactions, Net                           --      $ 1,117      $     4      $ 1,629
Merger Costs, Net                                            --      $   320      $    32      $   549
Net Income Applicable to Common Shareholders            $ 1,544      $ 2,275      $ 7,670      $ 8,591
Basic Earnings Per Average Common Share                 $  0.20      $  0.30      $  1.01      $  1.13
Diluted Earnings Per Average Common Share               $  0.20      $  0.30      $  0.99      $  1.13
Basic Weighted Average Common Shares Outstanding          7,656        7,610        7,630        7,606
Diluted Weighted Average Common Shares Outstanding        7,724        7,724        7,712        7,635
Book Value Per Share                                    $  9.24      $  8.96      $  9.24      $  8.96


CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)                              March 31, 2002    March 31, 2001
----------------------------------------------------------------------------
ASSETS
Net Utility Plant                              $202,792         $192,752
Current Assets                                   10,666           10,611
Other Assets                                     19,870           19,939
----------------------------------------------------------------------------
Total Assets                                   $233,328         $223,302
============================================================================
CAPITALIZATION AND LIABILITIES
Shareholders' Equity                           $ 70,789         $ 68,153
Preferred Stock                                     847              847
Long-Term Debt                                   63,806           66,058
Current Liabilities                              12,509            8,188
Other Liabilities and Deferred Credits           85,377           80,056
----------------------------------------------------------------------------
Total Capitalization and Liabilities           $233,328         $223,302
============================================================================


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